Exhibit 2.1
ED-Lam Acquisition Corporation


            DIGITEC INFORMATION SYSTEMS, INCORPORATED
                    STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement (the "Agreement") is made on January 18, 2001, by and between Ed-lam Acquisition Corporation, a Nevada Corporation, with principal offices located at 8 East Broadway, Suite 620, Salt Lake City, Utah 84111 (the "Buyer") and JAMES M. ROBERTS of 1610 Posey Lane, Sulphur Springs, Texas (the "Seller"), said person being all of the sole shareholder of DIGITEC INFORMATION SYSTEMS, INCORPORATED, a Texas Corporation (the "Company").

WHEREAS, the Seller owns 1,000 shares of the voting common stock, said shares constituting all of the issued and outstanding shares of the capital stock of the Company (the "Shares"), and the Seller desires to transfer to Buyer all such Shares solely in exchange for voting stock of the Buyer, and Buyer desires to acquire from the Seller in exchange for voting stock of the Seller, the Shares on the terms and conditions herein set forth;

NOW, THEREFORE, the Seller and the Buyer mutually covenant and agree as follows:

                1. EXCHANGE OF SHARES OF COMPANY
                    FOR VOTING STOCK OF BUYER

1.1 On the terms and subject to the conditions herein expressed, and based upon the representations, warranties and agreements contained herein, at the Closing (as hereinafter defined), the Seller agrees to transfer and assign the Shares to Buyer and Buyer agrees to acquire the Shares from the Seller solely in exchange for voting stock of Buyer (which shares shall, in the aggregate, as of Date of Closing, have a Fair Market Value of $750,000.00 determined by the Board of Directors).

                         2. THE CLOSING

2.1 The Closing. The Closing under this Agreement shall occur at the offices of Digitec Information Systems, Inc., 1610 Posey Lane, Sulphur Springs, Texas no later than 5:00 p.m. on, January 18, 2001, or on such earlier or later date on which the Seller and Buyer agree (the "Closing").

2.2 Delivery of Certificates. At the Closing, the Seller will deliver to Buyer the reissued Stock Certificates (issued to Buyer) representing 100% of the then existing Shares of Company, plus the documents referred to in Section VII hereof, in exchange for delivery by Buyer to Seller of Stock Certificates of Buyer.

           3. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Seller (which representations and warranties shall survive for a period of two years after the Closing, regardless of what investigations, if any, the Seller shall have made thereof prior thereto) as follows:

3.1 Incorporation. Buyer is a corporation duly incorporated, valid, existing and in good standing under the laws of Nevada.

3.2 Execution and Delivery of Agreement. The Board of Directors of Buyer has duly and validly authorized the execution and delivery of this Agreement and the performance of the transactions contemplated hereby.

3.3 Absence of Adverse Agreements. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not constitute a default under or result in the material breach of any term, condition, or provision of the Articles of Incorporation or By-Laws of Buyer, or of any loan agreement or
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instrument to which Buyer is a party.

3.4 Validity of Agreement. The Agreement, when executed and delivered pursuant hereto, will constitute the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as rights to indemnity under the Agreement may be limited under applicable law, and subject to any applicable bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, rights of offset and principles of equity;

3.5 Investment Intent. Buyer will acquire the Shares for its own account and not with the view to the distribution thereof in violation of any applicable securities laws.

3.6 Capitalization. The authorized capital stock of the Company consists of 50,000,000 common shares, par value
$0.001, of which, as of the date of this Agreement, 11,500,000 are issued and outstanding and 10,000,0000 authorized shares of preferred stock, par value $0.001, none of which are issued or outstanding. The Shares are validly issued, fully paid and non-assessable, and have not been issued in violation of the preemptive rights of any person. There are no preemptive rights.

         4. REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to Buyer (which representations and warranties shall survive for a period of two years after the Closing, regardless of what investigations, if any, Buyer shall have made thereof prior thereto) as follows:

4.1 Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, licenses and authorizations to own all of its respective properties and assets and to conduct the business currently being conducted. The Company does not have any subsidiaries.

4.2 Capitalization. The authorized capitalization of the Company consists solely of 1,000 shares of common stock, $1.00 par value. The Shares, consisting of 1,000 shares of common stock owned by the Seller, are all of the issued and outstanding shares of capital stock of the Company. The Shares are validly issued, fully paid and non-assessable, and have not been issued in violation of the preemptive rights of any person. There are in existence no preemptive rights, calls, options, warrants, agreements, understandings, commitments or rights of first refusal, or similar rights or any other agreements to which the Company or the Seller are a party or by which the Company or Seller are bound relating to the issuance, redemption, transfer, purchase or sale by any of them of any of the Company's capital stock, or any other securities of the Company convertible into capital stock or other securities of the Company.

4.3 Title to the Shares. The Shares are owned of record and beneficially by the Seller as set forth in Section 1.1 next to the name of the Seller and said Seller holds good, valid and indefeasible title to the Shares. The Seller possesses full authority and legal right to sell, transfer and assign the entire legal and beneficial ownership of the Shares, free and clear of all liens, encumbrances, pledges, charges, claims, restrictions, rights of first refusal, voting trusts, voting agreements, buy/sell agreements, preemptive rights, proxies or other interests of any nature of any person. Upon transfer of the Shares to Buyer hereunder at the Closing, Buyer will own the entire legal and beneficial interest in the Shares, free and clear of all of the liens, claims and encumbrances of any kind as noted above, and subject to no legal or equitable restrictions of any kind;

4.4 Financial Statements. The unaudited financial statements of the Company for the current fiscal year end (the "Latest Balance Sheet"), which have been delivered to Buyer, are complete and correct in all material respects, have been prepared on a basis consistent with that of prior periods, and present fairly the financial condition and results of operations of the Company as of and for the periods indicated. As of December 31, 2000, the Company had no liabilities other than as indicated in the Latest Balance Sheet. To the best of the knowledge of the Seller, all accounts receivable on the books of the Company at the Closing will be collectible as of the Closing at the face amount thereof, less the accounts receivable deemed to be uncollectible, which Seller represents to be less than three (3%) percent.

4.5 Taxes. Federal, state and local tax returns, reports and estimates have been filed for the Company in correct form for all periods in which such were due. All taxes shown thereby to be payable have been paid or adequate provision has been made therefore. Any additional tax liability asserted by the Internal Revenue Service as a result of any

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examinations has been paid unless contested and disclosed to
Buyer in writing. The provisions for taxes shown on the Latest Balance Sheet are adequate to cover the liabilities of the Company for all taxes (including but not limited to, employee income tax withholding, social security, franchise, sales, use, ad valorem and unemployment taxes) to the date thereof. All withholding taxes or other taxes the Company is obligated to collect have been withheld or collected. Neither the Seller nor the Company has made or filed any income tax elections to be taxable as a DISC or under Subchapter S of the Internal Revenue Code, nor any consents or waivers of statutes of limitation with respect to the Company.

4.6 Schedules. The Seller has furnished to Buyer the following documents marked for identification which constitute Schedules hereto and reflect information as of the date hereof, which Schedules have been accepted by Buyer.

Schedule (a). A list and brief description of all real and personal property owned or leased by the Company and of all leases or agreements under which the Company is lessor or lessee or holds or operates any property, real or personal. The Seller may exclude therefrom-miscellaneous personal property having a current value of less than $1,000.00 in the aggregate.

Schedule (b). A list of (i) the ten largest suppliers (by dollar volume) of products and services to the Company during the year, indicating the existing contractual arrangements (if any) with each such firm and (ii) the names of any suppliers of goods or services to the Company with respect to which practical alternative sources of supply are not available on comparable terms and conditions, to the extent that interruption of such goods or services would have a material adverse effect on the business or properties of the Company, indicating the contractual arrangements, if any, for continued supply from each firm.

Schedule (c). A list of all officers, directors, stockholders and employees of the Company and information relating to their respective compensation, a copy of the Company's current policy with respect to employee compensation and benefits, and a written description of any prior or proposed transactions of the Company with any past or present officer, director, employee or stockholder of the Company or any party related to such officer, director, employee or stockholder, or any equity in which any of the foregoing persons owns any interest.

Schedule (d). A list of all material franchises, business licenses, permits, certificates or any evidence of governmental approval held by the Company or any of their employees for the benefit of the Company (and copies thereof).

Schedule (e). A list of all distribution, distributorship, commission and/or royalty agreements accounting for more than $10,000.00 per year in sales.

Schedule (f). A list of all policies of fire, liability, workman's compensation, life and other forms of insurance held by Company.

Schedule (g). A list and brief description of all litigation to which the Company has been named a party during the last two (2) years from the date thereof, and a list and brief description of material pending or threatened litigation or administrative or governmental proceedings to which the Company is or may become a party, or by which its assets, operations, or franchises may be materially affected.

Schedule (h). Copies of the Company's current pension, profit sharing, retirement, bonus, stock bonus, stock repurchase, hospitalization, insurance or other plans, and all policies or practices, formal or informal, in effect with respect to the employees of the Company, if any.

Schedule (i). A copy of all loans, notes, instruments of debt, mortgages, liens, conditional sale or lease purchase agreements, security agreements and other material encumbrances of the Company not fully satisfied.

Schedule (j). A list of all other contracts (not referred to in Schedules (a), (b), (e), (f) or (h) to which the Company is a party or by which it is bound and which are in effect in respect of which is or can be an obligation of more than $2,500.00.

Schedule (k). A list of all bank accounts, including current balances, safe deposit boxes, and securities owned by the Company and investments of the Company and amounts thereof, accompanied by a list of names of all persons authorized to draw thereon or to have access thereto.

Schedule (l). A list of all trademarks, service marks, trade names, copyrights and similar rights, names, assumed names, or marks used by the Company, which are owned by the Company or the Seller, designating the owner(s) thereof.

Schedule (m). A copy of any of the most recent reports filed by the Company with any Federal, State or local administrative or governmental agency, including without limitation, the Environmental Protection agency and Occupational Health and Safety Administration, and a copy of the most recent reports or communications received by the Company from such agencies.

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Schedule (n).  Copies of the last three (3) years Income Tax
Returns of the Company, including all schedules and attachments thereto, for the fiscal years ended fiscal year 1998, 1999, and 2000 which have been filed with the Internal Revenue Service. The information furnished by the Seller to Buyer in accordance with Section 4.6 hereof was prepared by the Seller after reasonable investigation, and Seller knows of nothing at this time, which would result in any material adverse change in said information.

4.7 Title to Properties. The Company has good and marketable title to or a valid and binding lease of the real and personal property or interests therein described in the above Schedules and all other material assets used in the ordinary course of its business (including patents, copyrights, trade names, trademarks, service marks and other names and marks used in connection with the Company's operations and whether or not reflected in the Latest Balance Sheet), free and clear of any liens, claims, charges, options or other encumbrances. Except as disclosed in Schedule (i), there are no financing statements filed or signed which list the Company as debtor and no agreements exist authorizing or permitting any person to sign or file any such statements. All machinery, electronic equipment and other equipment in regular use included in such personal property have been well maintained and are in good and serviceable condition in all material respects, reasonable wear and tear excepted. The real property described in Schedule (a) constitutes all of the interests in real property reflected in the Latest Balance Sheet, and except as indicated in such schedule, no real property or interest in real property have been acquired nor have any agreements to acquire real property been entered into by the Company, or the Seller for the benefit of the Company, since the date of the Latest Balance Sheet. The buildings occupied by, and the operations of the Company, conform in all material respects with all applicable ordinances, regulations and zoning laws and all applicable requirements of federal, state or local regulatory authorities, to the extent that any failure to comply therewith would or may have a material adverse effect on the business or properties of the Company, and such buildings are in a reasonable state of repair and have been well maintained. All leases of real or personal property are valid and in full force and effect, and the Company has not breached any provision of, or defaulted in any respect under the terms of, any such lease, and there has not been any event that with notice or lapse of time or both would constitute a breach or default under any such lease;

4.8 Additional Agreements. Except for the contracts in the Schedules referred to in Section 4.6, the Company is not a party to any written or oral:
(i)  Sales agency, distribution or advertising contract;
(ii) Contract with a labor organization;
(iii) Continuing contract for the future purchase of services, materials, supplies or equipment in excess of the requirements of its business now booked or for normal operating inventories;
(iv) Lease under which it is lessor or lessee;
(v) Pension, profit sharing, retirement, bonus, and hospitalization, insurance or similar plans or practices, formal or informal, in effect with respect to its employees or others;
(vi) Contract or agreement of any other nature with any current or former officer, director, shareholder or employee of the Company; including any related party to such person;
(vii)     Power of attorney; or
(viii) Contract or commitment not elsewhere disclosed in this Agreement (including the Schedules hereto) and under which there is or may be an obligation of more than $500.00.

4.9 Litigation. Except as set forth in Schedule (g) hereto, there are no actions, suits, proceedings or investigations pending, or threatening against, or affecting the Company, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, and the Company is not in default wit respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. Neither the Company nor the Seller are a party to or subject to any judgment, order or decree entered in any action or proceeding brought by any governmental agency or any other party against the Company or the Seller, enjoining them or any of them in respect of, or the effect of which is to limit, restrict, regulate or prohibit, any business practice or the conduct of their business or the acquisition of any property. There are no actions, suits, proceedings or claims pending or threatened against the Seller with respect to or in any manner affecting the ownership of the Shares, or wherein an unfavorable ruling, decision or finding would render unlawful or otherwise adversely affect the consummation of the transactions contemplated by the Agreement;

4.10 Use of Properties. The Company has conducted and is now conducting its business and operations in compliance with all zoning laws and deed restrictions, if any, applicable to its properties, and with all other

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4.10 applicable laws, rules, regulations, and ordinances,
including without limitations, those relating to licensing and permits, business practices and occupational safety, health and employment practices, and pollution and other environmental problems. The Company is not nor by consummation of the transactions contemplated hereby will it be in violation of, or in default with respect to, any deed restrictions applicable to its real property, any applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental or quasi-governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental or quasi-governmental commission, board, bureau, agency or instrumentality; all real property owned by the Company for development, or which the Company has an option or contract to purchase, it suitable for the use for which it is intended and there are no restrictions, legal or physical, which will encumber or restrict such use;

4.11 Enforceability of Agreement. The Seller has all requisite power, authority and capacity to enter into this Agreement and to perform his respective obligations hereunder. The Agreement constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the performance hereof will constitute or result in the breach of any term, condition or provision of, or constitute a default under, the articles of incorporation, bylaws or other corporate document of the Company, or under any material agreement or other instrument to which the Company or the Seller are a party, or under any law, regulation, judgment or order binding upon the Company or the Seller, or result in the creation of any lien, charge or encumbrance against the Shares or the Company or any of its assets.

4.12 No Defaults. The Company has performed all obligations required to be performed all obligations required to be performed by it to date and is not in default, in any material respect, under any of the agreements, contracts, or other documents to which it is a party, nor has there occurred any event that with notice or the lapse of time or both would constitute a material default under such agreements, contracts or other documents, except as set forth in the Schedules hereto. Except for those contracts which by their express terms are nonassignable, the Company is not a party to any contract or agreement which is nonassignable or which will be adversely affected by the sale of the Shares;

4.13 Adverse Events. Since the date of the Latest Balance Sheet up to and including the Closing there has not been:
(1) Any material change, favorable or adverse, in the business, operations, liabilities, expenses, gross operating profits, financial condition, assets, or prospects of the Company, except for any adverse change in the market for products manufactured by the Company as of the date hereof, or occurring after the date hereof and prior to the Closing; or
(2) Any theft, damage, destruction or casualty loss (whether or not covered by insurance) materially and adversely affecting the business, the results of operations, any material asset, or the prospects or financial condition of the Company; or
(3) Any labor disputes, other than routine grievance matters, none of which are material, except for pending labor negotiations involving the Company; or
(4) Any declaration, setting aside or payment of any dividend or other distribution in respect to the capital stock of the Company; or
(5) Any change in the number of shares or classes of the Company's outstanding or authorized capital stock as described in
Section 4.2 hereof, or any transfer of the Shares or any interest therein; or
(6) Any liens place on assets other than in the ordinary course of business; nor any sale of equity securities of the Company, including options, warrants, subscriptions, calls, or other understandings or commitments;
(7) Any amendments to the articles of incorporation or bylaws of the Company.

4.14 Liabilities. There are no liabilities of the Company of any kind whatsoever, whether or not accrued or contingent and whether or not determined or determinable other than:
(1)   Liabilities disclosed or provided for in the Latest Balance
Sheet   in   accordance   with  generally   accepted   accounting
principles;
(2)  Liabilities disclosed in the Schedules referred to herein;
(3) Liabilities under contracts in respect of which there is or may be an obligation of $2,500.00 or more;
(4) Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet which are not required to be disclosed in any Schedule, none of which have a materially adverse effect on the business, results of operations, assets, financial condition, prospects or manner of conducting the business of the Company and none of which are attributable to any period prior to the date of the unaudited balance sheet of the Company as of December 31, 2000.
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(5)  Liabilities relating to workmen's compensation insurance claims which are in the aggregate not in excess of $25,000.00.
4.15 Insurance. All of the insurance policies of the Company are in full force and effect and neither the Seller nor the Company has knowledge of any threat by any insurance carrier to terminate any of the insurance policies now held by the Company or increase any premiums in respect thereof, nor has the Company failed to comply with any material conditions contained in any of such policies. The Company is insured with respect to loss or damage to buildings, equipment and inventory, public liability, products liability, workman's compensation and all other risks normally insured against by companies similarly situated.

4.16 Corporate Records. True and correct copies of the articles of incorporation and bylaws of the Company or any predecessor to the Company have been delivered to Buyer. The corporate minute books of the Company will be delivered to Buyer at Closing, and contain the minutes of all of the meetings of its directors and shareholders which have been held. In addition, the corporate minute books accurately reflect the current officers and directors of the Company;

4.17 Accuracy of Representations, Warranties and Covenants. No representation, warranty or statement made by the Seller in or pursuant to this Agreement, the Exhibits or the Schedules contains or will at Closing contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading, in light of the circumstances in which it was made.

                      5. COVENANTS OF BUYER

5.1 Covenants. The Buyer covenants and agrees that between the date hereof and the Closing:

(a) Without the prior written consent of the Seller, the Buyer shall not take any action which would cause or tend to cause any conditions precedent to any obligations hereunder not to be fulfilled, including, without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing which would cause the representations and warranties made by it in Section 3 hereof not to be true, correct and accurate as of the Closing.

(b) Buyer shall promptly file or submit and diligently prosecute any and all applications or notices with public authorities, federal, state or local, domestic or foreign, and all other requests for approvals to any private persons, including franchisers, the filing or granting of which is necessary, or is deemed necessary or appropriate by, any of the parties hereto, for the consummation of the transactions contemplated hereby.

(c) Buyer shall take all-reasonable steps which are within their power to cause to be fulfilled any conditions precedent to the Seller's obligation to consummate the transactions contemplated hereby which are dependent upon the actions of Buyer.

                     6. COVENANTS OF SELLER

The Seller covenants and agrees that, between the date hereof and the Closing:

6.1 Access. The Seller will afford to the authorized representatives of Buyer, upon request, reasonable access to the offices, properties, books and records of the Company and will furnish Buyer with such additional financial and operating data and other information as may be reasonably requested in writing prior to the Closing.

6.2 Amendment to Schedules. The Seller shall promptly amend the Schedules hereto to ensure that such Schedules remain true, correct and complete in all material respects between the date of this Agreement and the Closing. Delivery by the Seller of any amended Schedule shall constitute a representation and warranty by the Seller to each amended Schedule to the same extent as the original Schedules.

6.3  Actions Prior to Closing.  The Seller agrees that prior to
Closing, they will not cause the Company to, without the prior written consent of Buyer:

(a) Mortgage, pledge or subject to lien, charge, security agreement or any other encumbrance, the Shares or any of the Company's assets, or issue, incur, assume or guarantee any indebtedness;
(b) Sell, transfer or dispose of any of the Company's assets, except in the ordinary course of business;
(c) Waive any rights of substantial value or allow any material franchise, license, permit or governmental approval to lapse;
(d) Enter into any transaction (except as specifically provided for in this Agreement) or make any commitment other than in the ordinary course of business;

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(e)  Make any increase in employee compensation or benefits or pay or become obligated to pay any bonuses or other remuneration in excess of the salaries, commissions and wage rates shown on Schedule (c) hereto;
(f) Declare, set aside or pay any distribution or any dividend to any shareholder of the Company;
(g) Amend, renew, extend, modify or terminate any franchise, contract, agreement, license, permit or governmental approval (except for routine renewals and extensions of licenses, permits and other governmental approvals by the Company in the ordinary course of business); provided, however, that agreements with suppliers may be amended or renewed in the ordinary course of business so long as any such amendment or renewal does not adversely affect the revenues or the liabilities of the Company thereunder;
(h) Take any action which would cause or tend to cause any conditions precedent to any obligations hereunder not to be fulfilled, including, without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing which would cause the representations and warranties made under Section 4 hereof not to be true;
(i) Amend the articles of incorporation, bylaws or other corporate documents of Company; or
(j) Make any change in the authorized, issued or outstanding capital stock of the Company, or issue or agree to issue any of its securities, or any option, call, subscription, warrant, right or other commitment with respect to any of the securities of the Company.
From and after the date hereof, the Seller will cause the Company to operate and maintain their business during the period prior to the Closing in substantially the same manner in which it has been operated and maintained.

6.4 Governmental Approvals. The Seller shall promptly file or submit and diligently prosecute any and all applications or notices with public authorities, federal, state or local, domestic or foreign, and all other requests for approvals to any private persons, the filing or granting of which is necessary, or is deemed necessary or appropriate by any of the parties hereto, for the consummation of the transactions contemplated hereby, or for the preventing of any termination of any material right, privilege, license, agreement of or any material loss or disadvantage to the Company or Buyer upon the consummation of the transactions contemplated hereby;

6.5 Conditions Precedent. The Seller shall take all reasonable steps which are within their power to cause to be fulfilled those of the conditions precedent to Buyer's obligations to consummate the transactions contemplated hereby which are dependent upon the actions of the Seller or the Company;

6.6 Transfer of Shares. The Seller will not, prior to closing, transfer, pledge, assign or sell any of the Shares, or any interest therein;

6.7 Redemption of Shares. The Seller will not cause the Company, prior to closing, to redeem any of the Shares, or any interest therein, except as authorized herein.

              7. CONDITIONS TO OBLIGATIONS OF BUYER

The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the following conditions:

7.1 Representations and Warranties True and Correct. At the Closing, all representations and warranties of the Seller contained herein shall have been true on the date hereof and shall be true and correct as of the Closing as if made for the first time as of the Closing; and the Seller and the Company shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them or by the Company prior to the Closing. Buyer shall have been furnished with a certificate, signed by the Seller and dated as of the Closing, to the foregoing effect;

7.2 Governmental Approvals Obtained. All approvals of applications to public authorities, federal, state of local, and all approvals of any private persons the granting of which is necessary for the consummation of the transactions contemplated hereby, or for the preventing of any termination of any material right, privilege, license, or agreement of the Company or Buyer, upon consummation of the transactions contemplated hereby, shall have been obtained on terms satisfactory to Buyer.

7.3 Franchise Approval Obtained. Buyer shall have received reasonable assurance from Southwestern Bell and other material franchisers, that Buyer will be able to continue the existing franchise agreements.

7.4 Resignations. Written resignations of all directors and officers of the Company except Seller will be delivered at the Closing. The resignations will also provide for a resignation of all power and authority held by them to handle Company funds or accounts, among other things;

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7.5  Approval of Amended Schedules.  The Buyer shall approve all amendments to the Schedules to be furnished by the Seller as noted in Section 4.6.

           8. CONDITIONS TO OBLIGATIONS OF THE SELLER

The obligations of the Seller to consummate the transactions contemplated hereby shall be subject to the following conditions:

8.1 Representations and Warranties True and Correct. The representations and warranties of Buyer contained herein shall have been true on the date hereof and shall be true and correct as of the Closing as if made for the first time as of Closing; and Buyer shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by Buyer prior to the Closing.

8.2 Action by Seller Subsequent to Closing. Seller agrees that, subsequent to closing, they will not cause the Company to, without the prior written consent of Buyer:
(a) Amend the articles of incorporation, bylaws or other corporate documents of Company; or
(b) Make any change in the authorized, issued or outstanding capital stock of the Company, or issue or agree to issue any of its securities, or any option, subscription, warrant or other stock right with respect to the stock of the Company until the notes described in paragraph 1.1 are paid in full.

                        9. MISCELLANEOUS

9.1 Notices. Any notice, request, instruction or other document to be given under this Agreement after the date hereof by any party hereto to any other party shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid, to the addresses shown on the signature pages of this Amendment, or to such other address or person as any party may designate by written notice to the other.

9.2  Termination.
(a) Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to
Closing:
(i)  By mutual written consent signed by Buyer and Seller;
(ii) By Buyer, if any condition to their obligations as set forth in this Agreement has not been met and has not been waived; or
(iii) By Seller, if any condition to their obligations as set forth in this Agreement has not been met and has not been waived.
(iv) In the event of any material loss or damage to the Company's properties and assets prior to the Closing, then Buyer may elect to cancel and terminate this Agreement by written notice to Seller within ten days after receipt of notice of such damage or destruction from the Company and the Seller.
(b) In the event of the termination of this Agreement pursuant to the provisions hereof, this Agreement shall immediately become void and have no effect, without any liability on the part of any party hereto, and all expenses related hereto shall be borne by the party incurring them.

9.3 Expenses. Buyer shall bear all expenses incurred in connection with this Agreement and with the performance of their obligations hereunder. The Seller and Buyer agree and represent to each other that no third person has brought the parties together or been instrumental in this transaction to such an extent as to be entitled to compensation therefore. Accordingly, each of the parties hereto shall indemnify the other for any liability to any broker, finder of other third party for any fees in connection with the transactions contemplated hereby resulting from such indemnifying party's actions in connection herewith.

9.4 Indemnification of Buyer. The Seller agrees that, notwithstanding any investigation of the assets, properties, books, records, and business of the Company made by or on behalf of Buyer prior to the Closing, the Seller shall indemnify Buyer and each of their officers and directors and each person who "controls" Buyer within the meaning of Section 15 of the Securities Act of 1933, and shall hold such persons harmless from and against all damages, losses, claims, liabilities and expenses, including attorneys' fees (net of any insurance proceeds, or similar recoveries, and net of any reserves established by the Company specifically for such damages, losses, claims, liabilities and expenses) caused by or arising out of (i) any breach of warranty, representation or covenant contained in this Agreement or in any Exhibit or Schedule delivered pursuant hereto, arising within two years of the Closing

                       		E-8
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or (ii) any claim, lawsuit, obligation, tax deficiency, or other liability asserted with respect of any undisclosed liabilities of the Company arising within two years of the Closing. Anything in this Agreement to the contrary notwithstanding, claims made against the Seller for indemnification hereunder shall not exceed, in the aggregate, $250,000.00. In the event Buyer proposes to make any claim hereunder, they shall deliver notice to the Seller signed by an officer of Buyer stating the nature of such claim and the amount claimed, if known. The Seller shall have 30 days from the receipt of such notice to notify Buyer whether or not they dispute their liability hereunder with respect to such claim or demand. If such claim is asserted by a third party (a "third party claim"), the Seller may, at his sole option, elect to defend Buyer, at their cost, against such third party claim such election to be made within the 30 day period noted above; provided that such defense shall be conducted by counsel satisfactory to Buyer, and the Seller shall not enter into any settlement of such claim without written consent of Buyer. With respect to non-third party claims as to which the Seller disputes their liability or with respect to third party claims as to which they elect not to defend, the liability of the Seller shall be determined by a final and nonappealable judgment entered by a court of competent jurisdiction or by written consent of the Seller. Buyer's rights of indemnification set forth herein, or the rights of offset set forth in Section 9.7 below, shall not be its exclusive remedy (whether at law or in equity) for any breach of the covenants, representations or warranties contained in this Agreement, or in any Exhibit or Schedule delivered pursuant hereto, and/or for any other recovery hereunder.

9.5 Indemnification of the Seller. Buyer agrees to indemnify the Seller and hold the Seller harmless from and against all damages, losses, claims, liabilities and expenses, including attorney's fees, caused by or arising out of any breach of the covenants, representations or warranties (net of any insurance proceeds or similar recoveries) of Buyer contained in this Agreement arising within two years after the Closing. In the event the Seller proposes to make any claim hereunder, they shall deliver a notice to Buyer signed by the Seller stating the nature of such claim and the amount claimed, if known. Buyer's liability hereunder shall be determined in the same manner as the liability of the Seller is to be determined as set forth in
Section 9.6 hereof.

9.6 Release From Personal Guarantees. Seller has personally guaranteed indebtedness of the Company including, but not limited to, notes with City National Bank and Guaranty Bank, a schedule of which indebtedness has been provided to Buyer and is incorporated herein by reference. Buyer shall obtain the release of Seller's personal guarantees of Company indebtedness within thirty (30) days of Closing.

9.7 Employment Agreement With James M. Roberts. Buyer shall, at closing, enter into a written employment agreement with Seller for a term of five years in form identical to Exhibit "A" attached hereto and incorporated by reference.

9.8. Purchase Agreement for Digitec Building. Buyer/Digitec shall, at closing, execute a purchase agreement for a term of ten
(10) years with Seller, for the real property located at 1610 Posey, Sulphur Springs, Texas upon such terms and conditions as may be agreed to prior to Closing.

9.9 Miscellaneous. This Agreement (together with the Exhibits, financial statements, Schedules and other documents referred to herein) constitutes the entire contract and understanding between the parties hereto and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement and the rights and obligations hereunder shall not be assignable. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto, and their respective heirs, legal representatives, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Each respective spouse of a Seller joins in this agreement to evidence her agreement to be bound hereby and to evidence here consent to the execution hereof and performance of the terms hereof by her respective spouse and hereby consents to the sale of the Shares, approves the provisions hereof and acknowledges that her interest in the Shares, to whatever extent, if any, she may have any interest, is subject to this Agreement. Such spouse agrees to execute the endorsement and any other transfer document evidencing transfer of the Shares delivered hereunder if she is requested to do so, and hereby appoints her husband as her agent and attorney-in-fact to act on her behalf and for her in regard to transferring the Shares to the extent of her interest, if any, therein at and upon Closing. The foregoing appointment is irrevocable, coupled with an interest and shall survive death or incapacity.

9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Texas and shall be performable in Hopkins County, Texas.

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EXECUTED THIS 18 DAY OF JANUARY 2001.


BUYER                              SELLER


ED-LAM ACQUISITION CORP.           DIGITEC INFORMATION
                                   SYSTEMS, INC.


By:/S/Robert S. Hardy                  /s/James M.Roberts
      Robert S. Hardy, President          James M.Roberts, President
      Ed-lam Acquisition Corp.            Digitec Information Systems, Inc.


PRO-FORMA
TRIDEN TELECOM, INC.


BY: /s/Robert S. Hardy                    /s/James M. Roberts
     Robert S. Hardy, President              James M. Roberts
     Triden Telecom, Inc.                    Majority Shareholder
                                             Digitec Information Systems,Inc.



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